SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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/X/ Preliminary Proxy Statement
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/ / Definitive Proxy Statement
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                               CRW Financial, Inc.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                               CRW Financial, Inc.
   ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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

                                                   Preliminary Proxy Statement

                              CRW FINANCIAL, INC.
                              443 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 20, 1996

                            ------------------------

To Our Stockholders:

     The 1996 Annual Meeting of Stockholders (the 'Meeting') of CRW Financial, Inc., a Delaware corporation (the 'Company'), will be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, at 10:00 a.m., local time, on September 20, 1996 for the following purposes:

     1. To elect one (1) Director constituting Class I of the Company's Board of Directors for a three (3) year term to hold office until the Annual Meeting of Stockholders in 1999 and until his successor is elected and qualified;

     2. To consider and vote upon a Proposal by the Board of Directors to approve the Company's Amended and Restated 1995 Stock Option Plan;

     3. To consider and vote upon the proposed amendment to the Company's Restated Certificate of Incorporation which would increase the authorized shares of common stock of the Company from 5,000,000 to 20,000,000 shares.

     4. To approve and ratify the reappointment by the Board of Directors of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1996; and

     5. To transact such other business as may properly come before the Meeting.

     The Board of Directors has fixed the close of business on August 5, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     For a period of ten days prior to the Meeting, a stockholder list will be kept at the Company's principal office and shall be available for inspection by stockholders during normal business hours. A stockholder list will also be present and available for inspection during the Meeting.

     Your attention is directed to the attached Proxy Statement for further information regarding each Proposal to be made.

     THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE PROMPTLY, ALTHOUGH YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          J. BRIAN O'NEILL
                                          Chairman of the Board and
                                          Chief Executive Officer

September __, 1996

                                                   Preliminary Proxy Statement

                              CRW FINANCIAL, INC.
                              443 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                            ------------------------

                                PROXY STATEMENT
                      1996 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     This Proxy Statement is furnished to the stockholders of CRW Financial, Inc., a Delaware corporation (the 'Company'), in connection with the solicitation of proxies by order of the Board of Directors of the Company, for use at the Company's 1996 Annual Meeting of Stockholders (the 'Meeting'). The Meeting will be held at 10:00 a.m., local time, on Friday, September 20, 1996. The purposes of the Meeting are set forth on the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement and the accompanying proxy card are first being mailed to stockholders of record of the Company on or about September __, 1996.

     The enclosed proxy is being solicited on behalf of the Board of Directors of the Company, and all costs of solicitation will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report and proxy card, all of which are herewith enclosed. The solicitation will be conducted principally by mail, although Directors, officers and regular employees of the Company may solicit proxies personally or by telephone or telegram. Such persons will not receive special compensation for such services. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock of the Company. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them.

     The close of business on August 5, 1996 has been fixed as the record date (the 'Record Date') for the determination of stockholders entitled to notice of and to vote at the Meeting. On the Record Date, the Company's outstanding voting securities consisted of 1,197,696 shares of common stock, $.01 par value per share (the 'Common Stock'), and 430,293 shares of Series A Convertible Preferred Stock, no par value per share (the 'Preferred Stock' and, collectively with the Common Stock, the 'Stock'). Each outstanding share of Stock entitles the holder thereof to one vote on each matter to be voted upon at the Meeting, except that holders of Preferred Stock are not entitled to vote in the election of the Class I Director. The holders of a majority of the outstanding shares of Stock constitute a quorum for the transaction of business at the Meeting. Holders of Stock have no cumulative voting rights in the election of Directors.

     If the enclosed proxy is properly signed, dated and returned, the Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Stock represented thereby will be voted FOR the election of Robert N. Verratti as the Class I Director, FOR the adoption of the Company's Amended and Restated 1995 Stock Option Plan, FOR the increase in the number of authorized but unissued shares of the Company's Common Stock, FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants and upon any other matters that may properly come before the meeting.

     You are requested to complete, sign, date and return the accompanying proxy card and return it in the envelope provided. Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company, by delivering a duly executed proxy bearing a later date or by voting in person at the Meeting by written ballot.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation classifies the Board of Directors into three classes, as nearly equal in number as possible, each of which provides for a three year term. Class I is currently comprised of one Director and Classes II and III are each currently comprised of two Directors. The term of office of one class of Directors expires each year in rotation so that one class is elected at each annual meeting for a full three year term. The term of the Class I Director expires on the date of this Annual Meeting. Robert
N. Verratti is the current Class I Director.

     On December 31, 1995, the Board of Directors consisted of J. Brian O'Neill, James Delaney and Joseph V. Del Raso. In February 1996, in connection with the private placement of the Preferred Stock, the Board amended the Company's Bylaws to increase the number of Directors from three to five Directors, adding one new Class II and one new Class III Director seat to the Board. The Board then appointed Bernard Morgan and Mark DeNino to fill the newly created vacancies in Class II and Class III, respectively. In addition, James Delaney and Joseph V. Del Raso, who previously served as Directors of the Company, voluntarily resigned on February 26, 1996 and May 19, 1996, respectively. Such Directors did not resign because of any disagreement with the Company. Following these resignations, the Board appointed Robert N. Verratti on March 13, 1996 and Eustace W. Mita on August 12, 1996 to fill the newly created vacancies in Class I and Class II, respectively. The Board of Directors currently consists of five members.

     The Certificate of Designation relating to the Company's Preferred Stock (the 'Certificate of Designation') provides that until the earlier of (i) the date on which less than 10% of the Preferred Stock remains outstanding or (ii) February 29, 1999, the holders of the Preferred Stock, voting as a class, have the right to elect one member of Class II and one member of Class III of the Board of Directors. Holders of Common Stock have the right to elect the remaining Directors. If greater than 10% of the shares of Preferred Stock remain outstanding on February 29, 1999, the Certificate of Designation provides that the Board of Directors will expand to seven members, composed of two members in each of Classes I and II and three members in Class III. Holders of Preferred Stock, voting as a class, would then have the right to elect one member in each of Classes I and II and two members in Class III. Holders of Common Stock would elect the remaining Directors.

     Mr. Verratti has been nominated by the Board of Directors for election to serve as a Class I Director for a three year term expiring at the Annual Meeting to be held in 1999 and until his successor is elected and qualified.

     Listed below is background information concerning Mr. Verratti and each of the other current Directors and executive officers of the Company.

NOMINEES FOR DIRECTOR -- CLASS I (TERM EXPIRES AT ANNUAL MEETING IN 1999)

     ROBERT N. VERRATTI, 52, has been a Director of the Company since March 1996 and has been Chief Executive Officer of Charlestown Investments, Ltd., an investment company, since 1985. Prior to 1985, Mr. Verratti served as acting President of Great Western Cities, Inc., also an investment company. He is a graduate of the U.S. Naval Academy and served in the nuclear submarine service.

DIRECTORS -- CLASS III (TERM EXPIRES AT ANNUAL MEETING IN 1998)

     J. BRIAN O'NEILL, 36, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since May 1995 and held the same positions with Casino & Credit Services, Inc., the Company's former parent company ('CCS'), from July 1992 to May 1995. From April 1992 to July 1992, Mr. O'Neill served as President of Brian O'Neill Investments, a private investment company. From May 1988 to July 1992, he was the Chairman of O'Neill Properties, Inc., a real estate development company. Mr. O'Neill was the President of Equivest Realty Advisors, a real estate leasing and consulting company from July 1986 to May 1988. Mr. O'Neill is also currently Chairman of the Board of Directors and Chief Executive Officer of TeleSpectrum Worldwide Inc. ('TeleSpectrum').

     MARK DENINO, 42, has been a Director of the Company since February 1996 and has been a general partner and managing director of Technology Leaders II Management, L.P., the general partner of Technology Leaders II, L.P., which is a venture capital firm and a significant shareholder of the Company, since 1994. For more than three years prior to that, Mr. DeNino was President of Crossroads Capital, Inc., an investment banking firm. Mr. DeNino is also currently a Director of Integrated Systems Consulting Group, Inc., Aloette Cosmetics, Inc. and TeleSpectrum. Mr. DeNino graduated from the Graduate School of Business Administration of Harvard University with an M.B.A. degree and from Boston College with a B.S. degree in finance and accounting.

DIRECTORS -- CLASS II (TERM EXPIRES AT ANNUAL MEETING IN 1997)

     BERNARD MORGAN, 59, has been a Director of the Company since February 1996 and, prior to retiring in 1989, worked for First Fidelity Bancorporation and Fidelcor for 20 years in various positions including Vice Chairman, Chief Executive Officer, Deputy Chairman, Chief Operating Officer, President and Executive Vice President. Mr. Morgan is also currently a Director of Atlantic Electric, Inc. Mr. Morgan received his B.A. degree from St. Joseph's University and his M.B.A. degree from the Wharton School, University of Pennsylvania.

     EUSTACE W. MITA, 42, has been a Director of the Company since August 1996 and has served as Chief Operating Officer of HAC Group, Inc., an automobile leasing training company, since 1990. In 1984, Mr. Mita founded Mita Leasing, an automobile retail leasing company, and served as its President until the company was sold in 1992. Mr. Mita is also currently a Director of Republic Bank in Philadelphia, Pennsylvania.

DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1995, the Board of Directors held eight meetings. No incumbent Director who was a Director or member of a committee during 1995 attended fewer than 75% of the Board meetings or committee meetings held during fiscal 1995.

     The Board of Directors has established an Audit Committee which, among other things, considers the overall scope and approach of the annual audit and the recommendations of the Company's independent auditors, recommends the appointment of independent auditors, considers significant accounting methods adopted or proposed to be adopted and considers procedures for internal controls. The Audit Committee currently is comprised of Messrs. Morgan and Mita. The Audit Committee met twice in 1995. The Board has also established a Compensation Committee which evaluates and establishes all executive compensation arrangements. The Compensation Committee is comprised of Messrs. DeNino, Mita and Verratti. The Compensation Committee met once in 1995. The Board does not have a standing nominating committee.

EXECUTIVE OFFICERS (OTHER THAN DIRECTORS)

     DAVID S. CHRISTIE, 50, has been President of the Company since May 1995 and held the same position with CCS from October 1994 to May 1995. From January 1983 to August 1992 and from September 1993 to October 1994, Mr. Christie was a Regional Operations Manager for the Company. From August 1992 to September 1993, Mr. Christie was an Operations Manager for Medquist, Inc. From 1974 to 1983, Mr. Christie held various collection manager positions with CCS.

     JONATHAN P. ROBINSON, 32, has been the Vice President, Treasurer, Secretary and Chief Financial Officer of the Company since May 1995 and held the same positions with CCS from April 1993 to May 1995. From June 1986 to April 1993, Mr. Robinson was employed by Arthur Andersen & Co., certified public accountants, where he last served as an Audit Manager. Mr. Robinson is a certified public accountant. Mr. Robinson is also the Director of Acquisitions of TeleSpectrum.

     The Company knows of no family relationships between any Director, executive officer or person nominated or chosen by the Company to become a Director or executive officer other than the fact that Messrs. O'Neill and Mita are cousins.

VOTE REQUIRED

     Provided that a quorum of stockholders is present at the Meeting in person or represented by proxy, and is entitled to vote thereon, the Class I Director will be elected by a plurality of the votes cast by holders of Common Stock at the Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                  ROBERT N. VERRATTI AS THE CLASS I DIRECTOR.

                         ------------------------------

                                 PROPOSAL NO. 2
              AMENDMENT AND RESTATEMENT OF 1995 STOCK OPTION PLAN

     On April 3, 1995, the Board of Directors adopted and CCS (the then sole shareholder of the Company) approved the Company's 1995 Stock Option Plan (the 'Plan'). The Plan permits the grant to employees, Directors and consultants of the Company of incentive and non-qualified options to purchase shares of Common Stock. The Plan may be administered by the Board of Directors or a committee of the Board of Directors. The Plan is currently administered by the Compensation Committee of the Board of Directors (the 'Plan Committee'). The material terms of the Plan as currently in effect are described below.

     Options may be granted under the Plan upon such terms and conditions as the Board of Directors or the Plan Committee may determine from time to time, provided that no person or entity may receive options to purchase more than 150,000 shares of Common Stock in any one fiscal year of the Company and (unless extended) such options must be exercised within 90 days of termination of the optionee's service or employment with the Company or its affiliates (provided, options granted to Directors serving on the Plan Committee may be exercised within six months of termination of service on the Board of Directors) for any reason other than death or disability, and within one year of termination in any event. Following termination, such optionee may only exercise options which were exercisable on the date of termination. In addition, incentive stock options must be exercised within ten years from the date of grant or, if the optionee beneficially owns 10% or more of the Company's voting stock on the date of grant, within five years from the date of grant. Options will generally be granted after a recommendation by management.

     The exercise price to acquire shares of Common Stock covered by an incentive stock option granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors or the Plan Committee, except that in the case of beneficial owners of 10% or more of the voting stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of non-qualified stock options granted under the Plan is set by the Board of Directors or the Plan Committee. The aggregate fair market value of shares of Common Stock with respect to which an incentive stock option becomes exercisable for the first time during any calendar year by any one person may not exceed $100,000.

     The Board of Directors may terminate the Plan at any time or modify the Plan to make certain administrative changes, such as changes imposed by changing tax laws. The Board of Directors may not, without stockholder approval, change the class of individuals eligible to receive incentive stock options under the Plan or increase the maximum number of shares of Common Stock issuable under the Plan. Options to purchase a total of 500,000 shares of Common Stock were outstanding under the Plan as of August 15, 1996. In addition, options to purchase a further 155,000 shares of Common Stock had been granted by the Compensation Committee subject to stockholder approval of an increase in the shares issuable under the Plan as of such date.

     The Board of Directors believes it is in the best interests of the Company to adopt the Amended and Restated 1995 Stock Option Plan to provide the means for the Company to further its efforts to induce persons of significant ability and potential to join and remain with the Company and to maximize these efforts on behalf of the Company to promote its future growth and success.

     The Board of Directors is now requesting the Company's stockholders to approve the terms of the Amended and Restated 1995 Stock Option Plan which would incorporate the following proposed amendments.

     The full text of the Amended and Restated 1995 Stock Option Plan is set forth in Appendix A to this Proxy Statement. The foregoing summary and following description of the proposed amendments are qualified in the entirety by reference to the text of the Amended and Restated 1995 Stock Option Plan.

PROPOSED AMENDMENTS TO THE PLAN

  Increase in Shares Subject to Plan

     The Plan currently provides for the issuance of up to 500,000 shares of the Company's Common Stock, which may be authorized and unissued shares or treasury shares, or a combination of both, pursuant to the exercise of stock options under the Plan. On August 23, 1996, the Board of Directors approved an amendment to the Plan, subject to stockholder approval, to increase the maximum number of shares which may be issued pursuant to stock options under the Plan from 500,000 shares to 1,000,000 shares.

  Increase in Options Granted to Plan Committee Members

     The Plan contains various restrictions on grants of stock options to Plan Committee members in order to enable the Plan to satisfy the requirements relating to disinterested administration of employee stock option plans set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). Rule 16b-3 provides an exemption for officers and Directors from the trading restrictions relating to such persons set forth in
Section 16(b) under the Exchange Act with respect to the grant and exercise of options and sale of stock obtained under an employee stock option plan if such plan can satisfy the requirements set forth in Rule 16b-3. Currently, the Plan provides that Plan Committee members may only receive an initial grant of an option to purchase 7,500 shares of Common Stock during the year in which they become Plan Committee members, and an annual grant of an option to purchase 2,000 shares of Common Stock thereafter. On August 23, 1996, the Board of Directors approved an amendment to the Plan, subject to stockholder approval of an increase in the shares issuable under the Plan, directing that Plan
Committee members receive, in addition to options granted to them for serving as Plan Committee members, an annual option to purchase 25,000 shares of Common Stock in consideration for acting as non-employee Directors ('Outside Directors') of the Company. Such additional options will, however, remain subject to the other restrictions on options granted to Plan Committee members under the Plan.

     Subject to stockholder approval of the Amended and Restated 1995 Stock Option Plan, the Board has conditionally granted options to purchase 32,500 shares of Common Stock to Messrs. DeNino, Mita, Morgan and Verratti in consideration of their serving as Outside Directors and members of the Board's Compensation or Audit Committees, and an option to purchase 25,000 shares of Common Stock to Mr. Del Raso (who was then an Outside Director) in consideration for his serving as an Outside Director.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     This discussion is intended as a summary only of the principal federal income tax consequences of the grant and exercise of stock options under the Plan and the disposition of shares of Common Stock acquired upon the exercise of such stock options based upon tax laws and regulations in effect on the date of this Proxy Statement, which laws and regulations are subject to change. The federal, state and local income tax consequences to each holder of stock options will depend upon individual circumstances. The federal income tax consequences will also depend upon whether particular stock options qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'), or are non-qualified stock options. This summary does not purport to be a complete description of the federal income tax consequences of the Plan.

  Incentive Stock Options

     A holder of an incentive stock option ('ISO') will not recognize taxable income and the Company will not be allowed any compensation expense deduction upon the grant of an ISO. In addition, an optionee will not recognize taxable income and the Company will not be allowed any compensation expense deduction upon the exercise of an ISO if it is exercised during the option exercise period. The amount by which the fair market value of the shares exceeds the option exercise price of an ISO at the time of exercise is an item of tax preference for purposes of the 'alternative minimum tax' imposed by Section 55 of the Code. If the employee incurs minimum tax in the year of exercise, however, he or she may qualify for the credit for prior year minimum tax liability in the first future year he or she has regular tax liability.

     In order to obtain ISO treatment for federal income tax purposes upon the subsequent sale or other disposition by the optionee of the shares of Common Stock received upon exercise of an ISO, the sale or other disposition must not occur within two years from the date of the granting of the option nor within one year after issuance of such shares upon exercise of the option (the 'ISO holding period requirements').

     If the ISO holding period requirements are satisfied, on the subsequent sale or other disposition by the optionee of the shares of Common Stock received upon the exercise of an option, the optionee generally will recognize a capital gain or loss equal to the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid upon the exercise of the option.

     If the ISO holding period requirements are not satisfied, on the subsequent sale or other disposition by the optionee of the shares of Common Stock received upon the exercise of the option, the optionee will recognize ordinary income taxable as compensation, and the Company will be allowed a compensation expense deduction for federal income tax purposes, in an amount equal to the lesser of
(i) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid upon exercise of the option or (ii) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid upon exercise of the option. Any additional gain realized on such sale or disposition would give rise to long or short term capital gain depending upon the length of time the shares are held prior to disposition.

     The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid upon exercise of the option, plus the amount, if any, includable in his or her gross income as compensation income. The holding period for the shares commences on the date of acquisition of the Common Stock following exercise.

  Non-Qualified Stock Options

     A non-qualified stock option ('NQSO') granted under the Plan will not result in any taxable income to the optionee or compensation expense to the Company at the time of grant. A holder of an NQSO will generally recognize ordinary income at the time of exercise of the option and the receipt of Common Stock, such ordinary income being equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. The Company will be allowed a compensation expense deduction for federal income tax purposes in the same amount and at the same time as an optionee recognizes income as a result of the exercise of an NQSO.

     Upon disposition of shares acquired pursuant to an NQSO, a holder of such option will recognize long-term or short-term capital gain or loss depending on the length of time the shares acquired pursuant to the option were held after exercise and prior to disposition, equal to the difference between the amount realized on the disposition and the option holder's basis in the shares (generally the fair market value of the shares subject to the option on the date the option is exercised).

STOCK OPTIONS GRANTED UNDER THE PLAN AND NEW PLAN BENEFITS

     The following table sets forth certain information as of August 15, 1996 regarding grants of stock options under the Plan, and grants of stock options subject to stockholder approval of the Amended and Restated 1995 Stock Option Plan, to: (i) each Director and nominee for Director of the Company, (ii) certain executive officers of the Company, (iii) all current executive officers as a group, (iv) all current Directors who are not executive officers as a group, (v) each associate of any of the foregoing, (vi) each person who received or is to receive five percent or more of the stock options under the Plan and
(vii) all employees (including executive officers) of the Company as a group. No options granted under the Plan and listed below had been exercised as of August 15, 1996, and as of such date the closing price for the Company's Common Stock was $31.00 per share.

                                                                  NO. OF SHARES
                                                                    OF COMMON
                                                                  STOCK SUBJECT     EXERCISE
                                                                       TO             PRICE
                        NAME AND TITLE                           OPTIONS GRANTED    PER SHARE    EXPIRATION
                        --------------                           ---------------    ---------    ----------
J. Brian O'Neill                                                     150,000         $ 2.91       5/18/05
  Chairman and Chief Executive Officer                               150,000         $ 5.81       1/22/06
                                                                     -------
                                                                     300,000

Jonathan P. Robinson                                                  40,000         $ 2.91       5/18/05
  Vice President, Secretary, Treasurer and CFO                        30,000         $ 5.81       1/22/06
                                                                     -------
                                                                      70,000

Mark DeNino                                                           32,500(1)      $11.25       4/19/96
  Director
Bernard Morgan                                                        32,500(1)      $11.25       4/19/06
  Director
Robert N. Verratti                                                    32,500(1)      $11.25       4/19/06
  Director
Joseph V. Del Raso(2)                                                  7,500         $ 3.81      11/18/96
  Former Director                                                     25,000(1)      $11.25      11/18/96
                                                                     -------
                                                                      32,500

David S. Christie                                                     30,000         $ 2.91       5/18/05
  President
Kevin Mullin                                                          25,000         $ 5.81       1/22/06
  Director of Acquisitions
Eustace W. Mita, Director                                             32,500(1)      $30.00       8/12/06
All Current Executive Officers as a Group
  (3 persons)                                                        400,000            N/A           N/A
All Current Non-Executive Directors as a Group
  (4 persons)                                                        130,000(1)         N/A           N/A
All Employees as a Group
  (8 persons)                                                        475,000            N/A           N/A

- ------------------
(1) These options were conditionally granted to the persons indicated subject to stockholder approval of the Amended and Restated 1995 Stock Option Plan, which would increase the shares of Common Stock issuable under the Plan from 500,000 shares to 750,000 shares.
(2) At the time of grant of these options, Mr. Del Raso was an Outside Director of the Company.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the issued and outstanding shares of Stock of the Company present, or represented by proxy, and entitled to vote thereon at the Meeting, is required for approval of the Amended and Restated 1995 Stock Option Plan. However, for the purposes of determining the vote on this Proposal, broker non-votes will not be included in calculating the shares of Stock present at the Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
                THE AMENDED AND RESTATED 1995 STOCK OPTION PLAN.
                         ------------------------------

                                 PROPOSAL NO. 3
                 INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     On August 23, 1996, the Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation, subject to ratification by the stockholders, which would increase the authorized shares of all classes of the Company's stock from 5,500,000 to 20,500,000 shares and increase the number of authorized shares of the Company's Common Stock from 5,000,000 to 20,000,000 shares. If adopted by the stockholders, the existing Article 4A of the Company's Restated Certificate of Incorporation will be deleted and the following will be substituted therefor:

          A. Authorized Shares. The total number of shares of all classes of stock which the corporation shall have the authority to issue is 20,500,000, of which 20,000,000 shares are Common Stock, $.01 par value, and 500,000 shares are Preferred Stock, without par value.

     The proposal to increase the authorized number of shares of the Company is being made in order to enable the Company to (i) increase the number of shares of Company Common Stock available to be granted to employees and directors pursuant to the Amended and Restated 1995 Stock Option Plan (see Proposal No. 2 above); and (ii) to have available sufficient additional shares of Common Stock for corporate purposes when the need arises. The Board of Directors believes that the present number of authorized but unissued shares of Common Stock is insufficient to accomplish each of the foregoing. Therefore, the Board of Directors desires to increase the number of authorized but unissued shares pursuant to the proposed amendment to the Restated Certificate of Incorporation.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the issued and outstanding Stock and the affirmative vote of a majority of each of the issued and outstanding Preferred Stock and Common Stock voting as separate classes is required for approval of the amendment to the Company's Restated Certificate of Incorporation described above. For purposes of determining the vote on this Proposal, broker non-votes will not be included in calculating the shares of Stock present at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN INCREASE IN THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK.
                         ------------------------------

                                 PROPOSAL NO. 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, independent certified public accountants, were the auditors for the Company's most recent fiscal year. Stockholders will be asked to approve the selection of Arthur Andersen LLP by the Board of Directors to serve as independent certified public accountants for the Company for the fiscal year ending December 31, 1996. It is expected that representatives of Arthur Andersen LLP will be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions raised at the Meeting or submitted to them in writing before the Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                      ARTHUR ANDERSEN LLP AS THE COMPANY'S
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.
                         ------------------------------

                                 OTHER BUSINESS

     Management of the Company does not intend to be present at the meeting and does not have any reason to believe that others will present, any item of business other than those set forth herein. If other matters are properly presented for a vote, however, the Proxy will be voted upon such matters in accordance with the judgment of the persons acting under the Proxy.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's voting securities as of August 15, 1996 by: (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of any class of voting securities, (ii) each Director and nominee for Director of the Company, (iii) certain executive officers of the Company and (iv) all Directors and executive officers of the Company as a group. Percentage of Class is calculated on the basis of 1,197,696 shares of Common Stock and 430,293 shares of Preferred Stock outstanding as of August 15, 1996, except that shares underlying options or warrants exercisable within 60 days are deemed to be outstanding for purposes of calculating the beneficial ownership of securities owned by the holder of such options or warrants. Each beneficial owner set forth below has sole voting and investment power over the shares listed.

                                                                     NUMBER OF SHARES     PERCENTAGE OF CLASS
                                                                   --------------------  ----------------------
                                                                    COMMON    PREFERRED    COMMON     PREFERRED
NAME AND ADDRESS (1)                                                 STOCK      STOCK       STOCK       STOCK
- -----------------------------------------------------------------  ---------  ---------  -----------  ---------
J. Brian O'Neill (2) (3)                                             773,731          0     42.9%          0
Technology Leaders II, L.P. (4)(5)                                   307,545    227,811     20.4%       52.9%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087
TL Ventures Third Corp. (4)(6)                                       244,304    180,966     16.9%       42.1%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087
Delaware Management Holdings, Inc.                                    77,940          0      6.5%          0
  One Commerce Square
  Philadelphia, PA 19103
Eustace Wolfington (3)                                                71,219          0      5.9%          0
Jonathan P. Robinson (7)                                              70,400          0      5.6%          0
David S. Christie (8)                                                 30,000          0      2.4%          0
Mark DeNino (4)(9)                                                     3,486      2,582         *           *
Eustace W. Mita (3)(10)                                               24,100          0      2.0%          0
Robert N. Verratti (10)                                                    0          0        0           0
Bernard Morgan (10)                                                        0          0        0           0
All executive officers and directors as a group
  (7 persons) (11)                                                   901,717      2,582     47.3%           *

- ------------------
* Less than 1%
 (1) Except where otherwise indicated, the address of each beneficial owner listed is c/o CRW Financial, Inc., 443 South Gulph Road, King of Prussia, PA 19406.
 (2) Number of shares of Common Stock includes 300,000 shares issuable upon exercise of stock options, 205,128 shares issuable upon conversion of a $1,000,000 convertible subordinated note and 100,000 shares issuable upon exercise of a warrant.

 (3) Mr. O'Neill is Mr. Wolfington's nephew and Mr. Mita's cousin. On July
     19, 1995, Messrs. O'Neill, Wolfington and Mita had reached an oral understanding to consider under mutually agreeable circumstances possibly voting together with respect to certain matters submitted to a vote of the Company's stockholders. During August 1996, however, such individuals decided not to further consider voting together with respect to any matter submitted to a vote of the stockholders of the Company. Such individuals disclaim being part of any group with respect to the Company.

 (4) A total of 427,711 shares of Preferred Stock convertible to an equal number of shares of Common Stock and warrants to purchase 149,700 shares of Common Stock is held by Technology Leaders II, L.P., TL Ventures Third Corp., Mark DeNino and certain other related parties (the "TL Group"). Each member of the TL Group has affirmed that it is a member of a group under
     Section 13(d)(3) of the Exchange Act and thus may be considered to have beneficial ownership of all securities of the Company held by any member of the TL Group. The above table, however, only includes securities actually held of record by the relevant securityholder.

 (5) Number of Shares of Common Stock includes 227,811 shares of Preferred Stock convertible to an equal number of shares of Common Stock and 79,734 shares of Common Stock issuable upon exercise of a warrant.

 (6) Number of shares of Common Stock includes 180,966 shares of Preferred Stock convertible to an equal number of shares of Common Stock and 63,338 shares of Common Stock issuable upon exercise of a warrant.

 (7) Number of shares of Common Stock includes 70,000 shares issuable upon exercise of stock options.

 (8) Number of shares of Common Stock includes 30,000 shares issuable upon exercise of stock options.

 (9) Number of shares of Common Stock includes 2,582 shares of Preferred Stock convertible to an equal number of shares of Common Stock and 904 shares of Common Stock issuable upon exercise of a warrant, but does not include 32,500 shares issuable upon exercise of an option conditionally granted subject to approval of the Amended and Restated 1995 Stock Option Plan.

(10) Number of shares of Common Stock does not include 32,500 shares issuable upon exercise of an option conditionally granted subject to approval of the Amended and Restated 1995 Stock Option Plan.

(11) Number of shares of Common Stock includes 400,000 shares issuable upon exercise of stock options, 205,128 shares issuable upon conversion of a $1,000,000 convertible subordinated note, 100,904 shares issuable upon exercise of warrants and 2,582 shares of Preferred Stock convertible to an equal number of shares of Common Stock, but does not include 130,000 shares issuable upon exercise of options conditionally granted subject to approval of the Amended and Restated 1995 Stock Option Plan.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the two other executive officers of the Company serving at the end of 1995 whose annual cash compensation exceeded $100,000. The table includes amounts paid to such individuals by Casino and Credit Services, Inc., the Company's former parent company, during 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                                        ANNUAL COMPENSATION            COMPENSATION
                                                              ---------------------------------------  ------------
                                                                                          OTHER         SECURITIES
                                                                                       COMPENSATION     UNDERLYING
NAME AND PRINCIPAL POSITION                          YEAR      SALARY($)   BONUS($)      (1) (2)        OPTIONS (#)
- -------------------------------------------------    ----      ---------   --------    ------------     -----------
J. Brian O'Neill                                     1995      $275,000    $137,500       $14,632         150,000
  Chairman of the Board and                          1994       255,000     115,906        14,766              --
  Chief Executive Officer                            1993       241,031      50,000        14,766              --

David S. Christie                                    1995       135,000          --        35,552          30,000
  President                                          1994        85,517          --        10,086              --
                                                     1993            --          --           401              --

Jonathan P. Robinson                                 1995       110,000      55,000         6,752          40,000
  Vice President, Treasurer, Secretary               1994       102,792      55,000         6,886              --
  and Chief Financial Officer                        1993        60,481      25,000         4,015              --

- ------------------
(1) Each executive officer pays $100 per month toward lease payments with respect to his Company furnished car. The balance of the lease payments of $983 per month as to Mr. O'Neill and $400 per month as to Messrs. Christie and Robinson are paid by the Company.
(2) During 1994 and 1995, Mr. Christie received a housing allowance of $2,400 per month.

                       OPTION GRANTS IN FISCAL YEAR 1995

     The following table provides information regarding stock options granted during the fiscal year ended December 31, 1995 to the executive officers named in the Summary Compensation Table set forth above. All such stock options are immediately exercisable for a term of ten years. No stock options were granted with an exercise price less than current fair market value of the Company's Common Stock, as determined under the Company's 1995 Stock Option Plan, as amended.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                          VALUE
                                                                                                 OF ASSUMED ANNUAL RATES
                                       NUMBER OF       PERCENT OF                                     OF STOCK PRICE
                                      SECURITIES      TOTAL OPTIONS                                    APPRECIATION
                                      UNDERLYING       GRANTED TO       EXERCISE                     FOR OPTION TERM
                                        OPTIONS       EMPLOYEES IN      PRICE PER   EXPIRATION   ------------------------
NAME                                  GRANTED (#)      FISCAL YEAR        SHARE        DATE        5% ($)       10% ($)
- -----------------------------------  -------------  -----------------  -----------  ----------  -----------  -----------
J. Brian O'Neill                      150,000(1)           58%            $2.91      5/18/05      $274,995     $694,035
David S. Christie                      30,000(2)           12              2.91      5/18/05        54,999      138,807
Jonathan P. Robinson                   40,000(3)           15              2.91      5/18/05        73,332      185,076

- ------------------
(1) These options were granted as non-qualified stock options.
(2) These options were granted as incentive stock options.
(3) 34,364 of these options were granted as incentive stock options and the remainder were granted as non-qualified stock options.

         AGGREGATED OPTION EXERCISES IN 1995 AND YEAR END OPTION VALUES

                                                                              NUMBER OF SHARES     VALUE OF UNEXERCISED
                                                                                 UNDERLYING        IN-THE-MONEY OPTIONS
                                                                             UNEXERCISED OPTIONS            AT
                                                                               AT DECEMBER 31,      DECEMBER 31, 1995
                                                                                    1995                  ($)(1)
                                                                             -------------------  ----------------------
                                         SHARES ACQUIRED         VALUE         EXERCISABLE (E)       EXERCISABLE (E)
NAME                                     ON EXERCISE (#)     REALIZED ($)     UNEXERCISABLE (U)     UNEXERCISABLE (U)
- -------------------------------------  -------------------  ---------------  -------------------  ----------------------
J. Brian O'Neill                               --                 --             150,000(E)            $351,000(E)
David S. Christie                              --                 --              30,000(E)              70,200(E)
Jonathan P. Robinson                           --                 --              40,000(E)              93,600(E)

- ------------------
(1) Based upon the fair market value of the Company's Common Stock of $5.25 per share as of December 31, 1995 determined by taking the closing price of the Common Stock on the Nasdaq SmallCap Market on the last trading date of the year.

COMPENSATION OF DIRECTORS

     During 1995, the Company's non-employee Directors received stock options to purchase 7,500 shares of Common Stock and cash consideration of $25,000 for their service on the Board. On August 23, 1996, the Board of Directors approved a resolution to provide for annual non-employee Director compensation of options to purchase 25,000 shares of Common Stock and a cash payment of $10,000. Such resolution also provided that members of the Audit or Compensation Committee of the Board of Directors would receive compensation in the form of options to purchase a further 7,500 shares of Common Stock in the year they are appointed to such committees, and an annual option to purchase 2,000 shares of Common Stock thereafter. Directors who are also employees of the Company receive no compensation for their services as Directors.

EMPLOYMENT AGREEMENTS

     On May 11, 1995, the Company entered into Employment Agreements with J. Brian O'Neill as Chief Executive Officer and Jonathan P. Robinson as Vice President, Treasurer and Chief Financial Officer, each for a term of three years. These agreements provide for initial salaries for Messrs. O'Neill and Robinson of $275,000 and $125,000, respectively, reviewed annually, as well as performance bonuses based both upon performance targets for the Company's consolidated earnings and a subjective analysis of the Company's overall performance and present and future business prospects. The agreements also provide for grants of stock options to Messrs. O'Neill and Robinson under the Plan, to purchase 150,000 and 40,000 shares of Common Stock, respectively. The agreements may be terminated by the Company with or without cause, provided that if the Company terminates either agreement without cause, or if either party terminates either agreement following a Change in Control (as defined in the Employment Agreements) of the Company, the executive in question is entitled to all salary and bonuses which would have been paid to him for the remainder of the term of the agreement as well as continued employment benefits from the Company for the remainder of the term of the agreement. In addition, the agreements both contain a non-competition provision extending for one year after termination of employment for cause and six months after termination for any other reason; provided, however, that if an agreement is terminated by the Company without cause or if either party terminates the agreement following a Change in Control of the Company, the non-competition period ends upon the date of termination.

     During September 1995, the Company entered into a three year Employment Agreement with David S. Christie as President of the Company. The agreement provides for an initial salary of $130,000, as well as a housing allowance of $2,400 per month and a performance bonus based on performance targets for the Company's consolidated earnings. The agreement also provides for a grant of stock options to Mr. Christie under the Plan to purchase 30,000 shares of Common Stock. The agreement may be terminated by the Company with or without cause, provided that if the Company terminates the agreement without cause, Mr. Christie is entitled to the salary and bonuses which would have been payable under the agreement for the remainder of the employment term, or eighteen months, whichever is greater. In addition, if the Company does not elect to renew the agreement on the same terms and conditions at the end of the employment term, Mr. Christie is entitled to continued compensation payments and benefits under the agreement for an additional eighteen months following expiration of the term. The agreement also contains a non-competition provision extending for one year following termination of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1995, the Company's Compensation Committee of the Board of Directors consisted of Joseph V. Del Raso and James Delaney. Mr. Del Raso is a partner in the law firm of Stradley, Ronon, Stevens and Young, LLP, which serves as outside legal counsel to the Company. Messrs. Del Raso and Delaney have subsequently resigned from their positions on the Board of Directors and the Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Pursuant to regulations adopted by the Securities and Exchange Commission regarding disclosure of companies' executive compensation policies, the Company's Compensation Committee of the Board of Directors has prepared the following report pertaining to the Company's executive compensation policies for the fiscal year ended December 31, 1995. For information regarding executive compensation subsequent to December 31, 1995, see ' -- Employment Agreements.'

  Basic Policy Considerations

     The Company's compensation policies with respect to its executive officers, as established by the Compensation Committee of the Board of Directors, are based on the principles that compensation should be, to a significant extent, reflective of the financial performance of the Company, and that a significant portion of executive officers' compensation should provide long-term incentives. Executive compensation is set at levels that are sufficiently competitive so that the Company may attract, retain and motivate the best individuals to contribute to the Company's goals and objectives and its overall financial success. Methods of compensation are designed to provide incentives for performance that result in continuing improvements in the Company's financial results or condition, over both the short term and the long term, and to assure continued service to the Company. Stock options constitute payment of a significant portion of incentive compensation, which causes the ultimate interest of the executives to be aligned with the interests of the stockholders in increasing the value of their investment. Each individual executive officer's compensation is based in part upon both individual experience and performance and the Company's net income.

     The compensation program is comprised of two elements: annual salary and possible short term incentive awards in the form of cash bonuses, and a long term incentive program (namely, stock options). The details of this compensation program are discussed below.

  Annual Compensation

     The Committee establishes annual salary by evaluating individual performance and considering compensation of comparable executives, although salary determinations have not been based upon any specific constant criteria and no formal comparison of any peer group to the salaries determined for the executive officers has been made. No one factor or combination of factors is determinative of annual and long term compensation for executive officers and the ultimate compensation awarded represents a Committee practice of subjective, informal compensation policies and practices.

     Executive officers are eligible for annual incentive bonuses based on specific net income and operating cash flow targets. In addition, the Committee may grant bonuses at their discretion. Factors the Committee considers in determining discretionary bonuses include the Company's overall financial results, the Company's stock price performance, the overall economic conditions in the markets in which the Company operates, the strength of the market, the Company's competitive environment, the individual's contribution to the Company's economic and strategic objectives, the efforts required and expended by the individual, the individual's abilities to develop, execute and implement short term and long term corporate goals and the individual's role in maximizing Company profitability, managing costs and reducing the impact of economic and demographic restrictions on Company performance. Nevertheless, no one factor or combination of these factors specifically determine a discretionary bonus.

  Long Term Compensation -- Stock Options

     The stock option component of the executive officers' compensation package is designed to provide incentives for the enhancement of stockholder value, since the full benefit of stock option grants will not be realized unless there has been appreciation in per share values over several years. In this regard, options have been granted at fair market value on the date of grant. As with the grant of incentive cash bonuses, no constant criteria are used year after year. Instead the Committee makes a determination of the effectiveness of the executive and the level of contributions to the Company's success, with no one factor or combination of factors being determinative. Because the options are granted at fair market value relative to the date of grant, any value which ultimately accrues to the executives is based entirely on the Company's performance, as perceived by investors who establish the price for the Company's shares.

  CEO Compensation

     J. Brian O'Neill has been the Company's Chairman and Chief Executive Officer since its inception in May 1995. In determining Mr. O'Neill's compensation, the Company evaluated the same factors as it does with other executive officers. During fiscal year 1995, Mr. O'Neill received salary compensation of $275,000 and a bonus of $137,500. The Company also granted options to Mr. O'Neill to purchase 150,000 shares of Common Stock, exercisable for ten years at an exercise of price $2.91 per share. Thus, a significant portion of Mr. O'Neill's compensation is dependent on corporate performance through appreciation of stock price.

  Qualifying Executive Compensation for Deductibility Under Recently Amended Provisions of the Code

     Recent amendments to the Code provide that publicly held corporations may generally not deduct certain compensation for executive officers unless such compensation is 'performance-based' as defined in Section 162(m) of the Code. The Compensation Committee notes that the provisions of the Amended and Restated 1995 Stock Option Plan, when it is approved by the Company's stockholders, are designed to satisfy the requirements applicable to 'performance-based' compensation plans and, accordingly, to preserve the deductibility by the Company of compensation income recognized by holders of options granted under the Amended and Restated 1995 Stock Option Plan. In addition, the Compensation Committee intends to administer the Amended and Restated 1995 Stock Option Plan so that it conforms in operation to all such requirements.

CONCLUSION OF REPORT

     The Compensation Committee believes that this compensation program, with its emphasis on incentivizing compensation, serves to focus the efforts of the Company's executives on the attainment of sustained growth and profitability for the benefit of the Company and its stockholders.

     This report has been submitted by the Compensation Committee of the Board of Directors.

             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
                       MARK DENINO AND ROBERT N. VERRATTI

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from May 15, 1995 (the date of initial listing of the Common Stock on Nasdaq) through and including December 31, 1995 with (i) the cumulative total return on the Nasdaq Stock Market - U.S. Index and (ii) the cumulative total return on the Nasdaq Financial Index. The comparison assumes $100 was invested on May 15, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


   [In the printed version of this document a graph appears here that depicts the following plot points.]



           CRW Financial, Inc.   NASDAQ Stock Market-US  NASDAQ Financial
           -------------------   ----------------------  ----------------

05/15/95           100                     100                 100
12/31/95           162                     127                 123

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases an aggregate of 21,000 square feet of office space in King of Prussia, Pennsylvania (suburban Philadelphia) from CRW Building Limited Partnership ('CBLP'), a limited partnership controlled by J. Brian O'Neill, the Company's Chief Executive Officer. The lease commenced on April 1, 1995 and requires monthly base rent payments through April 1, 2005 of $28,875. The Company believes the lease to be at the prevailing commercial market rate. In 1995, the Company paid $231,000 in rent to CBLP. Prior to April 1, 1995, the Company's former corporate parent, Casino and Credit Services, Inc., leased office space in Conshohocken, Pennsylvania from Lee Park Investors, L.P. ('LPI'), a limited partnership controlled by Mr. O'Neill. This lease was terminated in 1995. The Company paid $133,000 in rent and termination fees to LPI in 1995.

     In November 1995, Mr. O'Neill and his wife (collectively, 'Lender') made a $1 million loan (the 'Loan') to the Company and the Company executed a Term Loan Note (the 'Note') in favor of Lender. The Note bears interest at 12.5% per annum, is payable in equal monthly installments of $33,454 and matures on November 1, 1998. The Company also paid Lender a commitment fee equal to one percent of the amount of the Loan in consideration for making the Loan. The Loan was used by the Company to purchase certain computer equipment in which Lender obtained a security interest and for general working capital of the Company. The
Note is convertible at any time during the term thereof and for one year thereafter into shares of Common Stock at a conversion rate of $4.875 per share based on the principal then outstanding on the Note. Principal paid by the Company during the last fiscal year may also be converted into Common Stock at the same conversion price. As of August 15, 1996, the Note was convertible into 205,128 shares of Common Stock. The Company also entered into a Registration Rights Agreement with Lender which provides Lender with certain piggyback and demand registration rights with respect to the Common Stock which may be obtained upon conversion of the Note. The piggyback registration rights remain in effect for five years until November 1, 2000, and the demand registration rights may only be exercised during the last year of such period.

     In connection with the private placement of the Preferred Stock, Mr. O'Neill entered into a put agreement which provides holders of the Preferred Stock with the right to require Mr. O'Neill to purchase their Preferred Stock at a price of $11.62 per share on March 1, 1999. In consideration for Mr. O'Neill's execution of the put agreement, the Company granted Mr. O'Neill a warrant to purchase 100,000 shares of the Company's Common Stock at an exercise price of $5.81 per share. This warrant expires on August 31, 1999. The Company also entered into a Registration Rights Agreement with Mr. O'Neill which provides Mr. O'Neill with certain piggyback and demand registration rights with respect to the Common Stock underlying the warrant. The piggyback registration rights remain in effect for five years until February 29, 2001, and the demand registration rights may only be exercised during the last year of such period.

     The Company caused the formation of TeleSpectrum Worldwide Inc. ("TeleSpectrum") and subsequently during May 1996 received 8,510,137 shares of common stock, par value $.01 per share ("Common Stock"), in consideration of a capital contribution to TeleSpectrum of $1.6 million in cash and the assignment to TeleSpectrum of a promissory note in the amount of $500,000. On August 13, 1996, TeleSpectrum completed an initial public offering of 10,656,000 shares of its Common Stock, at a public offering price of $15 per share (the "IPO").

     The capital contribution made by the Company to TeleSpectrum represented proceeds of borrowings by the Company under subordinated notes (the "Subordinated Notes") issued to eight individuals, one partnership and one corporation (the "Lenders") on May 22, 1996. The capital contribution was used by TeleSpectrum for professional and other costs associated with the IPO. Amounts outstanding under the Subordinated Notes bear interest at 12% per annum. Principal and interest under the Subordinated Notes are due and payable in full immediately upon repayment in full by the Company of all amounts owing to Mellon Bank, N.A. ("Mellon"), the Company's primary lender, or in quarterly installments of 12.5% of the principal amount plus accrued but unpaid interest beginning January 1, 1997 if the repayment of all amounts owing to Mellon has not been effected on or before any such quarterly repayment date.

     As part of the consideration for the Subordinated Notes, the Company issued to the Lenders warrants (the "Lender Warrants") to purchase a total of 1,433,454 shares of TeleSpectrum's Common Stock held by the Company. The Lender Warrants are exercisable at any time during a 10 year term at a price of $1.50 per share. In connection with TeleSpectrum's initial capitalization by the Company, TeleSpectrum granted the Lenders the right to have TeleSpectrum shares of Common Stock subject to the Lender Warrants registered under the Securities Act along with the registration of any other shares of TeleSpectrum Common Stock and also the right to certain demand registrations subject to the Lenders' agreement not to sell any Common Stock underlying the Lender Warrants during the 180 days after consummation of the IPO by TeleSpectrum.

     The Lenders who represent officers, directors or significant stockholders of the Company, their respective relationships with the Company and TeleSpectrum and their respective loan and share amounts are as follows:

================================================================================================
                                     Subordinated              TeleSpectrum Shares of Common
Lender                               Notes Amounts             Stock Subject to Lender Warrants
- ------------------------------------------------------------------------------------------------
Technology Leaders II, L.P.          $362,250                  247,270
Stockholder of Company
- ------------------------------------------------------------------------------------------------
TL Ventures Third Corp.               287,750                  196,423
Stockholder of Company

- ------------------------------------------------------------------------------------------------
J.Brian O'Neill                       650,000                  443,693
Chairman and CEO of Company and
TeleSpectrum
- ------------------------------------------------------------------------------------------------
Bernard Morgan                        100,000                   68,250
Director of Company
- ------------------------------------------------------------------------------------------------
Robert N. Verratti                    100,000                   68,250
Director of Company
- ------------------------------------------------------------------------------------------------
Jonathan P. Robinson                   50,000                   34,145
CFO of Company and Director of
Acquisitions of TeleSpectrum
================================================================================================


     The Company also granted warrants (the "Management Warrants") to four individuals related to the Company (the "Managers") in consideration for the performance of their services on behalf of the Company in connection with TeleSpectrum's IPO. The Management Warrants entitle the Managers to purchase a total of 839,108 shares of TeleSpectrum Common Stock held by the Company and are exercisable immediately for a 10 year term at a price of $1.50 per share. TeleSpectrum has granted the Managers the right to have the Common Stock subject to the Management Warrants registered under the Securities Act along with the registration of any other shares of TeleSpectrum Common Stock and also the right to certain demand registrations, subject to the agreement by the Managers not to sell any Common Stock underlying the Management Warrants during the 180 days after consummation of the IPO by TeleSpectrum. The Managers who represent officers, directors or principal stockholders of the Company (whose relationships to the Company and TeleSpectrum are set forth in the table above) and the respective share amounts subject to their Management Warrants are as follows: J. Brian O'Neill - 610,160 shares and Jonathan P. Robinson - 76,316 shares. The Company obtained an appraisal which indicated that the Management Warrants had a fair value of $0.75 per warrant on the date of grant. Accordingly, the Company recorded a non-cash compensation charge of $629,000 in the second quarter.

     If all of the Lender Warrants, Management Warrants and a warrant issued to Mellon covering 75,445 shares of TeleSpectrum Common Stock are exercised, the Company will receive approximately $3,500,000 in cash and would own 6,162,130 shares of TeleSpectrum.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act and the regulations promulgated thereunder require the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the 'Reporting Persons'), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the U.S. Securities and Exchange Commission ('SEC') and to furnish the Company with copies of these reports.

     Based solely on the Company's review of the copies of these reports it has received, and written representations received from certain Reporting Persons, the Company believes that all filings required to be made by Reporting Persons for transactions occurring during the fiscal year ended December 31, 1995 were made on a timely basis, except that J. Brian O'Neill, who acquired an aggregate of 33,600 shares of the Company's Common Stock in open market transactions during June and August 1995, and a Term Loan Note from the Company convertible into 205,128 shares of Common Stock in October 1995, reported such transactions in a Form 4 filed with the SEC on December 6, 1995.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report, which includes a copy of the Company's Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1995, is enclosed. The Company will provide copies of any exhibits to Form 10-K and Form 10-K/A to a stockholder of record as of the Record Date upon the written request of such person and such person's payment of the Company's reasonable expenses of furnishing such exhibit. All such requests should be directed to Jonathan P. Robinson, Vice President, Treasurer, Secretary and Chief Financial Officer, CRW Financial, Inc., 443 South Gulph Road, King of Prussia, PA 19406.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its offices in King of Prussia, Pennsylvania on or before April __, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting. Any change in this date will be communicated to stockholders in a timely fashion.

                                          By Order of the Board of Directors

                                          J. BRIAN O'NEILL
                                          Chairman of the Board and
                                          Chief Executive Officer

September __, 1996

                                                                      APPENDIX A
                              CRW FINANCIAL, INC.
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN

     1. Purpose. CRW Financial, Inc. (the 'Company') hereby adopts the CRW Financial, Inc. Amended and Restated 1995 Stock Option Plan (the 'Plan'). The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate (as defined below) and certain consultants or advisors to the Company or an Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, par value $.01 per Share (the 'Common Stock'). In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of Options to acquire Common Stock.

     2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          (a) 'Affiliate' means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
     Section 424(e) or (f) of the Code.

          (b) 'Board of Directors' means the Board of Directors of the Company.

          (c) 'Change of Control' shall have the meaning as set forth in Section 10 of the Plan.

          (d) 'Code' means the Internal Revenue Code of 1986, as amended.

          (e) 'Committee' shall have the meaning set forth in Section 3 of the Plan.

          (f) 'Company' means CRW Financial, Inc., a Delaware corporation.

          (g) 'Disability' shall have the meaning set forth in Section 22(e)(3) of the Code.

          (h) 'Disinterested Committee Members' means directors of the Company who are (i) not current employees of the Company, (ii) not former employees of the Company who received or who will receive compensation for prior services (other than benefits under a tax-qualified retirement plan) during the current fiscal year, (iii) not currently and have not in the past been officers of the Company and (iv) not receiving any remuneration from the Company in any capacity other than in their role as directors.

          (i) 'Distribution' means the distribution of the stock of the Company to the stockholders of Casino & Credit Services, Inc. ('CCS') pursuant to the terms of the Reorganization and Distribution Agreement, dated as of November 1, 1994, between CCS and the Company.

          (j) 'Fair Market Value' shall have the meaning set forth in Subsection 8(b) of the Plan.

          (k) 'ISO' means an Option granted under the Plan which is intended to qualify as an 'incentive stock option' within the meaning of Section 422(b) of the Code.

          (l) 'Non-qualified Stock Option' means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an 'incentive stock option' within the meaning of Section 422(b) of the Code.

          (m) 'Option' means either an ISO or a Non-qualified Stock Option granted under the Plan.

          (n) 'Optionee' means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

          (o) 'Option Document' means the document described in Section 8 or
     Section 9 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

          (p) 'Option Price' means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) of the Plan.

          (q) 'Rule 16b-3' means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

          (r) 'Section 16 Officers' means the Chairman of the Board of Directors (if the Chairman of the Board of Directors is a payroll employee), President, Executive Vice President, Senior Vice President, Vice President, Treasurer and any other person who is an 'officer' within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

          (s) 'Shares' means the shares of Common Stock of the Company which are the subject of Options.

       3. Administration of the Plan. The Plan shall be administered by the Board of Directors or a committee or committees designated by the Board of Directors. The Board of Directors may (i) designate a committee composed of two or more of its directors (who will be Disinterested Committee Members) to operate and administer the Plan, (ii) designate two committees to operate and administer the Plan in its stead, one of such committees composed of two or more Disinterested Committee Members to operate and administer the Plan only with respect to the Company's Section 16 Officers, and the other such committee composed of two or more directors to operate and administer the Plan with respect to persons other than Section 16 Officers and Disinterested Committee Members or (iii) designate only one committee (consisting of Disinterested Committee Members) to operate and administer the Plan only with respect to the Company's Section 16 Officers and itself operate and administer the Plan with respect to persons not within the jurisdiction of such committee. Any of such committees designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the 'Committee.' The Plan, as it pertains to Disinterested Committee Members who are to be granted Options in accordance with the provisions of Section 9, shall be administered by the Board of Directors.

     (a) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

     (b) Grants. Except with respect to Options granted to Disinterested Committee Members pursuant to Section 9, the Committee shall from time to time at its discretion direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionee to whom, the times at which and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other facts as it may deem relevant. Notwithstanding the foregoing, grants of Options to Disinterested Committee Members shall be made only in accordance with Section 9. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

     (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Subsection 3(c) shall not apply to
(i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the

State of Delaware, as amended and (iv) any transaction from which the member derived an improper personal benefit.

     (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

     (e) Limitations on Grants of Options to Consultants and Advisors. With respect to the grant of Options to consultants or advisors, bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     4. Grants under the Plan. Grants under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

     5. Eligibility. All employees, consultants and advisors of the Company or an Affiliate and members of the Board of Directors shall be eligible to receive Options hereunder. However, Disinterested Committee Members may receive Options only pursuant to Section 9. The Committee, in its sole discretion, shall determine whether an individual is eligible to receive Options under the Plan.

     6. Shares Subject to Plan. The maximum aggregate number of Shares for which Options may be granted pursuant to the Plan is One Million (1,000,000) Shares, subject to adjustment as provided in Section 11 of the Plan. The maximum aggregate number of Shares for which Options may be granted under the Plan to any single employee of the Company or an Affiliate in any taxable year of the Company shall be One Hundred Fifty Thousand (150,000) Shares, subject to adjustment as provided in Section 11. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

     7. Term of the Plan. The Plan is effective as of April 3, 1995, the date on which it was adopted by the Board of Directors subject to the approval of the Plan on or before April 5, 1995 by a majority of the votes of the outstanding voting stock of the Company. If the Plan is not so approved on or before April 5, 1995, all Options granted under the Plan shall be null and void. No Option may be granted under the Plan after April 3, 2005.

     8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 8 shall not be applicable to Options granted to Disinterested Committee Members, except as otherwise provided in Subsection 9(c).

     (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

     (b) Option Price. Each Option Document shall state the Option Price which, for a Non-qualified Stock Option other than a Non-Qualified Stock Option granted pursuant to Section 9, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported 'bid' and 'asked' prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. Notwithstanding anything herein to the contrary, during the twelve month period commencing with the date on which the initial distribution of the Common Stock of the Company is consummated, the Option Price shall not be less than the greater of (i) the Fair Market Value of the Common Stock of the Company on the date the Option is granted or (ii) the price at which the Common Stock of the Company was initially offered to the public.

     (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the 'Act'), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that
(A) the Shares have not been registered under the Act and are 'restricted securities' within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (i) registration under federal or state securities laws, (ii) the receipt of an opinion of counsel acceptable to the Company that an appropriate exemption from such registration is available, (iii) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (iv) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Subsection 8(c) has occurred.

     (d) Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Without limiting the foregoing, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock. If this occurs, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or the relevant portion thereof) with respect to which such Option is to be exercised by the payment in respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or the relevant portion thereof) with respect to which such option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

     (e) Termination of Options.

          (i) No Option shall be exercisable after the first to occur of the following:

             (A) Expiration of the Option term specified in the Option Document, which, in the case of an ISO, shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under
        Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

             (B) Expiration of ninety (90) days from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or as otherwise specified in Subsection 8(e)(i)(D) or 8(e)(i)(E) below;

             (C) Expiration of one year from the date such employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death;

             (D) A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

             (E) The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 10 hereof.

             With respect to Subsections 8(e)(i)(B) and (C) above, the only Options which may be exercised during the ninety (90) day and one-year period, as the case may be, following the date of Optionee's termination of employment or service with the Company or its Affiliates, are Options which were exercisable on the last date of such employment or service and not Options which, if the Optionee were still employed or rendering service during such three-month or one-year period, would become exercisable, unless the Option Document specifically provides to the contrary.

          (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

     (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by such person. Notwithstanding the foregoing, a Non-qualified Stock

Option may be transferred pursuant to the terms of a 'qualified domestic relations order,' within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     (g) Limitation on ISO Grants. In no event shall the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which incentive stock options under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceed $100,000.

     (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercise date of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

     (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Section 10 of the Plan, as applicable.

     9. Special Provisions Relating to Grants of Options to Disinterested Committee Members. Options granted pursuant to the Plan to Disinterested Committee Members shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 9. Options granted pursuant to this Section 9 shall be evidenced by Option Documents in such from as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

     (a) Timing of Grants; Number of Shares Subject of Options; Exercisability of Options; Option Price. Each Disinterested Committee Member who becomes a Committee Member prior to the initial distribution of the Shares shall be granted an Option to purchase Seven Thousand Five Hundred (7,500) Shares on the date of the consummation of the Distribution ('Initial Grant'). Each other Disinterested Committee Member shall be granted an Option to purchase Seven Thousand Five Hundred (7,500) Shares ('Initial Grant') on the April 1 coincident with or following the date on which he becomes a member of the Committee. Following a Disinterested Committee Member's receipt of an Initial Grant, such Disinterested Committee Member shall be granted an Option to purchase Two Thousand (2,000) Shares on each April 1 thereafter, commencing April 1, 1996, provided such Disinterested Committee Member continues to serve as a Disinterested Committee Member on the date of each such grant. In addition, Disinterested Committee Members shall also be granted an annual Option to purchase Twenty-Five Thousand (25,000) Shares in consideration of their service as non-employee Directors of the Company, provided that the terms of such Option must comply with the other provisions of this Section 9. Each such Option shall be a Non-qualified Stock Option exercisable immediately except that the Initial Grant shall first become exercisable on the date of the consummation of the Distribution. The Option Price shall be equal to the Fair Market Value of the Shares on the date the Option is granted, provided, however, that the Option Price for all Options granted under this Section 9 during the twelve month period commencing with the date on which the initial public offering of the Common Stock of the Company was offered to the public shall be equal to the greater of (i) the Fair Market Value of the Common Stock of the Company on the date the Option is granted or (ii) the price of the Common Stock of the Company on the date of the Initial Grant.

     (b) Termination of Options Granted Pursuant to Section 9. All options granted pursuant to this Section 9 shall be exercisable until the first to occur of the following:

          (i) Expiration of ten (10) years from the date of grant;

          (ii) Expiration of six (6) months from the date the Optionee's service as a member of the Board of Directors terminates for any reason other than Disability or death; or

          (iii) Expiration of one (1) year from the date the Optionee's service with the Company as a member of the Board of Directors terminates due to the Optionee's Disability or death.

     (c) Applicability of Provisions of Section 8 to Options Granted Pursuant to
Section 9. The following provisions of Section 8 shall be applicable to Options granted pursuant to Section 9: Subsection 8 (a) (provided that all Options granted pursuant to this Section 9 shall be Non-qualified Stock Options); the last sentence of Subsection 8(b); Subsection 8(c); Subsection 8(d) (provided that Option Documents relating to Options granted pursuant to this Section 9 shall provide that payment may be made in whole or in part in shares of Company Common Stock); Subsection 8(f); and Subsection 8(i).

     10. Change of Control. In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options outstanding, including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionee, provided, however, in the event of a Change in Control, Options granted pursuant to the Plan shall become immediately exercisable in full.

     A 'Change in Control' shall be deemed to have occurred upon the earliest to occur of the following events: (a) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (b) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (c) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (d) the date any entity, person or group within the meaning of
Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (i) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (ii) any person who, on the date the Plan is effective, shall own Common Stock of the Company or securities which are exercisable or convertible or exchangeable into Common Stock of the Company) shall have become the beneficial owner of or shall have obtained voting control over, more than thirty percent (30%) of the outstanding shares of the Common Stock of the Company, or (e) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     11. Adjustments on Changes in Capitalization. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such without the consent of the Optionee, except for adjustments made pursuant to Section 10 hereof.

     12. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of Shares as to which Options may be granted without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter. In addition, the provisions of
Section 9 that determine (a) which directors shall be granted Options pursuant to Section 9; (b) the amount of Shares subject to Options granted pursuant to
Section 9; (c) the price at which shares subject to Options granted pursuant to
Section 9 may be purchased and (d) the timing of grants of Options pursuant to
Section 9 shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended. No amendment of the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee that holds such Option.

     13. No Commitment to Retain. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

     14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

     15. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3. To the extent that any provision of the Plan, or any provisions of any Option granted pursuant to the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                                                             Preliminary Proxy

                              CRW FINANCIAL, INC.
                              443 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Brian O'Neill and Jonathan P. Robinson, and each of them, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock and Series A Convertible Preferred Stock of CRW Financial, Inc. held on record by the undersigned on August 5, 1996 at the annual meeting of stockholders to be held on September 20, 1996 or any adjournment thereof.

1. ELECTION OF CLASS I DIRECTOR         / / FOR the nominee listed below        / / WITHHOLD AUTHORITY to vote
                                          Robert N. Verratti                      for the nominee listed below.

2. PROPOSAL RELATING TO ADOPTION OF THE COMPANY'S AMENDED AND RESTATED 1995 STOCK OPTION PLAN.
    / / FOR                            / / AGAINST                             / / ABSTAIN

3. PROPOSAL RELATING TO THE INCREASE IN THE COMPANY'S AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK FROM 5,000,000 TO
   20,000,000 SHARES.
   / / FOR                             / / AGAINST                             / / ABSTAIN

4. SELECTION OF AUDITORS
   / / FOR                             / / AGAINST                             / / ABSTAIN

5. In his discretion the Proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Please sign exactly as name appears below.



                                     When shares are held by joint tenants,
                                     both should sign. When signing as
                                     attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     DATED:____________________________ ,  1996

                                     __________________________________________
                                     Signature

                                     __________________________________________
                                     Signature if held jointly


 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.